Exhibit 99.1

Interviewee:	Greg Ebel

Title:	President and CEO

Company:	Spectra Energy

Channel:	CNBC

Date:	June 11, 2013

Time:	Approx 6:15 PM EST

Duration:	7 minutes 38 seconds

Interviewer : Jim Cramer

Jim Cramer

Ugly days like today are the reason why I spend so much time telling you about big, long-term themes. Because when the entire market gets dragged down like today, you can fall back on these themes, and buy them into weakness. Themes like the North American energy revolution: how we’re discovering producing and harnessing so much new oil and natural gas in the U.S. and Canada, and that’s a game changer for huge swaths of our economy. And a giant part of this energy theme comes down to transportation, infrastructure. If we’re going to actually use all of this oil and gas, we need to transport it from the remote places where it’s produced—which is never where we need it—to the markets where it can be refined or consumed. That’s why I’ve been such a consistent backer of the pipeline plays. And tonight I want to focus on one, in particular: Spectra Energy. Hey, it sports a 4% yield here; Spectra is a major player in the natural gas food chain. The company owns 50% of DCP Midstream; that’s one of the largest nat gas gathering and processing firms in the country. They own 61% of Spectra Energy Partners, their master limited partnership subsidiary that has thousands of miles of nat gas transmission pipelines in the U.S.—and by the way, it’s also giving a great return—along with billions of cubic feet of storage space. Spectra is a major presence in western Canada; they also have a substantial nat gas distribution business. Plus, back in March, Spectra got in the oil pipeline game when it acquired Express-Platte for nearly $1.5 billion, giving them a pipe system that carries crude from Alberta, Canada down to refineries in the Rockies, as well as taking oil from the North Dakota Bakken Shale to refineries in the Midwest. The company’s building a pipeline to bring nat gas from Utica Shale in Ohio right to New York City, something we talked about back in October of last year when we met up with Gregory Ebel, he’s the President & CEO of this pipeline giant. So why don’t we check in again with Mr. Ebel. He’s the President & CEO of Spectra Energy, find out more about his company, and where it is headed. Mr. Ebel, welcome back to Mad Money.

Greg Ebel

Hey Jim, good to see you.

Jim Cramer

Good to see you. Have a seat. We don’t get to see you with the hardhats and [illegible] this time, but we’ll still get a lot out of it. Your pipeline—your master limited partnerships—have done terrifically; it’s been what I think I like best about Spectra Energy. There’s a lot of new ones being formed—we heard one the other day about Devon [Energy]—what’s new in your pipeline?

Greg Ebel

Well, we’ve been in that business for a long time—master unlimited partnerships—and as you said in your intro, we have had really great response from our investors as we’ve moved the crude lines in there, and the NGL lines. And just at our most recent board meeting, we’ve decided that by the end of this year, we can put all of our natural gas pipelines and storage in the United States into our MLP. That’s going to make it one of the largest MLPs in the United States, will increase the distribution to more like a penny a quarter—that will put it in the top range, and that will help Spectra Energy shareholders, as well, because we’ll take the dividend at Spectra Energy from a commitment at eight cents to twelve cents a year, starting next year. So those are big pops that we have just decided—we’ve been discussing it for some time—but just decided in our Board meeting.

Jim Cramer

This must have just happened.

Greg Ebel

Just recently, yes.

Jim Cramer

Because there are… would you be the size of, say, a Kinder Morgan?

Greg Ebel

Well, not the size of Kinder Morgan. But on a combined basis, on enterprise value between Spectra Energy common—a Fortune 500 company—and Spectra Energy Partners, it will be about a $50 billion enterprise value, with $25 billion of opportunities ahead. We’ve got two great vehicles to finance those; a perfect structure to be able to do that and provide investors the benefit if you’re in the common [stock] and a benefit if you’re in the MLP.

Jim Cramer

The reason I asked about the size is because the liquidity is what people want in these; they want to be able to get in, and unfortunately, get out—I say ‘unfortunately’ because it hasn’t been such a good idea to sell over the long term. Now, you’re also… we talked last about building this pipeline from Utica to New York City.

Greg Ebel

Right.

Jim Cramer

Now, you describe that it’s a little bit more difficult to build pipeline in New Jersey than, say, it is in the Great Plains. how is it going?

Greg Ebel

Great. I was in Jersey City just before I came here. We will have that in service in November of this year.

Jim Cramer

So you will. So how are you going to get that done?

Greg Ebel

Absolutely.

Jim Cramer

This last ten miles was not impossible!

Greg Ebel

Great support by the Governor Christie, great support by Governor Cuomo, great support by Mayor Bloomberg. When you get those three guys on the same page, you’ve got a great opportunity.

Jim Cramer

Alright, so what does it mean for people who live in the area in terms of getting something for less?

Greg Ebel

Well, so it’s 15 miles of pipe for $1.2 billion. Sounds expensive, but those individuals—folks in New Jersey and New York—will save about $700 million a year in energy costs. That is huge savings.

Jim Cramer

Replacing it from imported oil?

Greg Ebel

Well, you’ll be able to get gas—it’s the first pipeline into New York City and New Jersey in 40 years, right, so that backlog made gas more expensive here in the summer. In the wintertime you’re paying $13-$14, and as we know, gas has been more like $3-$4. That is going to lower that differential.

Jim Cramer

That’s a great story.

Greg Ebel

Everybody benefits from it.

Jim Cramer

That’s a great story. Now, you’ve also been inquisitive to oil, and we had the Union Pacific CEO on recently, and you talk about this rail versus pipe, and he’s talking about rail being much more competitive. Obviously, if you felt that rail was much more competitive you would be in the rail business—Kinder Morgan’s in rail—but what’s the advantage of pipe over rail?

Greg Ebel

Two things: I think rail is pretty competitive right now, and that’s something that we’ll look at, for sure. But pipe in the ground is incredibly valuable; I mean, you only have to look at Keystone and the challenges of building pipe. So, over the long term, pipe is the safest way to move crude, and we’re going to have to go that route. So I think rail is a great stopgap; as you pointed out, this has been a very rapid development. But over time, you’re going to want to see pipelines. Today though, if you’re on the rail side of things, and you’ve got access to capacity, because maybe you’re not moving coal as much anymore, then you can provide short-term contracts for producers as this all gets figured out. But over the long-term, you’ll want long-term contracts. And that new pipeline that we bought is doing great; we’ve been shipping a couple hundred thousand barrels a day now, and that’s much more than what we would have thought, just going out for an open season last week so producers can firm up contracts. It’s been great.

Jim Cramer

Okay, now, obviously you’re a competitive situation—Keystone: will it be built? What’s the chatter among—I mean, you guys all talk—is Keystone going to happen?

Greg Ebel

Keystone should happen. It makes all the sense in the world. I think the politics of it though are still very difficult. So, you know, I used to say it was a 90% possibility; it’s not a 90% possibility I don’t think anymore, just because of the politics get less attractive, I think. So, one day that will be built.

Jim Cramer

But you have got a huge Canadian operation. What are they thinking up there? Are they furious?

Greg Ebel

Oh, sure they’re furious, and they’re also looking to ship oil to the west coast of Canada— and natural gas to the west coast.

Jim Cramer

Send it to China! Perfect!

Greg Ebel

China; send it to other routes, or bring it down and, you know, get it into the Gulf of Mexico maybe different ways if you can do that as well.

Jim Cramer

Okay. Now, you guys have a huge exposure to natural gas liquids. Are they firming? Where are they? Because we have the cheapest in the world—natural gas liquids—but it seems like it just keeps getting cheaper, though.

Greg Ebel

Yeah, we’re the largest producer of natural gas liquids in the country, Spectra Energy. I think they’re going to remain relatively range-bound where they are now. This is a classic situation where, as you know, you can drill out gas and oil a lot quicker than you can build the pipeline infrastructure, and even quicker than you can build the petro chemical plants. So, it’s going to take some time—probably through 2017-18—before we see any substantial uptick in NGLs.

Jim Cramer

Well then why shouldn’t we export the stuff?

Greg Ebel

Well, I think that you are seeing that. You’re seeing propane exports going on. There’s even some discussion of ethane exports going on. But why not use it here? But building petrochemical plants, that’s going to happen. But you will see some of the propane getting shipped to Europe and other places, and you get that arbitrage between, obviously, the Gulf of Mexico and Europe.

Jim Cramer

Well, you’ve got a lot of stuff going, it sounds like.

Greg Ebel

A lot of stuff.

Jim Cramer

You know, I love the pipeline business. It’s been absolutely fantastic for all of our viewers. Thank you so much.

Greg Ebel

Thank you.

Jim Cramer

That’s Greg Ebel; he’s the President and CEO of Spectra Energy. Guys, that is news that they going to drop down all of this pipe; and you know these pipelines—the master limited partnerships—they have been fabulous for you.